[EXHIBIT 99.4.1]


                            AMENDMENT AND WAIVER

      AMENDMENT AND WAIVER, dated as of December 4, 1997 (this "Amendment"), to the International Co-Promotion Agreement, effective as of June 28, 1996 (the "Agreement") by and between Warner-Lambert Company, a Delaware corporation ("Warner-Lambert"), and Pfizer Inc., a Delaware corporation ("Pfizer"). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

      WHEREAS, Warner-Lambert has assigned certain of its rights and obligations under the Agreement to Warner-Lambert Export Limited, a company organized and existing under the laws of Ireland ("Export"), in accordance with the Assignment and Assumption Agreement dated as of November 1, 1996; and

      WHEREAS, Pfizer has assigned certain of its rights and obligations under the Agreement to Pfizer Overseas Inc., a corporation organized and existing under the laws of Delaware ("Pfizer Overseas"); and

      WHEREAS, upon this Amendment becoming effective, the parties have agreed that certain provisions of the Agreement be amended or waived in the manner provided for in this Amendment;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                             ARTICLE I - WAIVER

      SECTION 1.01. Waiver of Section 2.02(d). Solely in the United Kingdom, Export hereby waives compliance by Pfizer Overseas with the provisions of Section 2.02(d) of the Agreement which require Pfizer Overseas, to the extent it uses the services of a contract sales force, to employ only "a third party whose primary business is devoted to detailing third party products," but only if the quality of service provided by the contract sales force(s) is in all material respects equal to (or better than) that which would otherwise be provided by Pfizer Overseas, and provided, further, that (a) Pfizer Overseas shall provide Export with 60 days' prior written notice before retaining any third party contract sales force(s), and (b) Export consents to the use of such third party contract sales force(s), which consent shall not be withheld except for a material business reason.

                           ARTICLE II - AMENDMENTS

      SECTION 2.01. Amendment of Article II. Article II of the Agreement is hereby amended by inserting the following Section after Section 2.06 thereof:

      "2.07 Inventions and Discoveries. All data, inventions and discoveries generated during the course of any Clinical Plan, whether the relevant study is sponsored and/or conducted by WARNER-LAMBERT or PFIZER, shall be the joint property of WARNER-LAMBERT and PFIZER, and each party shall have the right to use such data, inventions and discoveries free of charge during and after the Term of this Agreement. The parties agree to execute any documents or undertake any further actions as may be reasonably necessary to effectuate the foregoing."

      SECTION 2.02. Amendment of Exhibit A. Exhibit A of the Agreement is hereby amended by (a) deleting the country "Greece" under Category 1, (b) inserting the country "Portugal" below the country "Netherlands" and above the territory "Puerto Rico" under Category 1 and (c) deleting the country "Portugal" under Category 3.

                         ARTICLE III - MISCELLANEOUS

      SECTION 3.01. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Agreement are and shall remain in full force and effect.

      SECTION 3.02. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law.

      SECTION 3.03. Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      SECTION 3.04. Third Party Beneficiaries. None of the provisions of this Amendment shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Amendment or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

      IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Amendment as of the date first written above.


 WARNER-LAMBERT                       PFIZER OVERSEAS INC.
 EXPORT LIMITED


 By: /s/   Paul V. Breen              By:  /s/  Daniel Cronin
    -------------------------            -----------------------------
    Name:  Paul V. Breen                 Name:  Daniel Cronin
    Title: Managing Director             Title: Vice President